EXHIBIT 99.1

Midland States Bancorp, Inc. Announces 2020 Fourth Quarter Results

Summary

  Net income of $8.3 million, or $0.36 diluted earnings per share
  Adjusted earnings of $12.5 million, or $0.54 diluted earnings per share, primarily reflecting the exclusion of $4.9 million of charges related to the prepayment of FHLB advances
  Total loans increased $161.9 million, or 3.3%, from September 30, 2020
  Total deposits increased $72.3 million, or 1.4%, from September 30, 2020
  Nonperforming loans declined 19.8% from September 30, 2020
  Allowance for credit losses increased to 1.18% of total loans

EFFINGHAM, Ill., Jan. 28, 2021 (GLOBE NEWSWIRE) -- Midland States Bancorp, Inc. (Nasdaq: MSBI) (the “Company”) today reported net income of $8.3 million, or $0.36 diluted earnings per share, for the fourth quarter of 2020, which included $4.9 million of charges related to the prepayment of FHLB advances, a $0.6 million loss on mortgage servicing rights (“MSRs”) held-for-sale, and $0.2 million in integration and acquisition expenses. This compares to net income of $86 thousand, or $0.00 diluted earnings per share, for the third quarter of 2020, which included $13.9 million of charges primarily related to the Company’s branch and facilities optimization plan, and net income of $12.8 million, or $0.51 diluted earnings per share, for the fourth quarter of 2019, which included $3.3 million in integration and acquisition expenses and a $1.8 million loss on the repurchase of subordinated debt.

Jeffrey G. Ludwig, President and Chief Executive Officer of the Company, said, “We delivered another strong quarter driven by significant growth in net interest income resulting from continued loan growth and a higher net interest margin. We saw good demand for commercial real estate loans, equipment financing, and warehouse lines to commercial FHA lenders, which drove a 13% annualized increase in our total loan balances. The strong loan growth enabled us to redeploy some of our excess liquidity into higher yielding earning assets. Combined with the continued reduction in our cost of deposits, the favorable shift in earning assets resulted in an increase in our net interest margin.

“Although economic conditions remain challenging, we saw notable improvement in our asset quality during the fourth quarter. Our nonperforming loans declined by nearly 20% as we successfully resolved a number of longer-term problem loans, while more borrowers who received loan deferrals related to COVID-19 were able to resume making full or partial scheduled payments. While we are encouraged by the improvement in asset quality, we further increased our level of reserves to reflect the continued uncertainty around the timing of a stronger economic recovery.

“Despite the challenges of the pandemic, we believe we had an incredibly productive year in making progress on our strategies to better position the Company for profitable growth in the future. We eliminated expenses through our branch consolidations and sale of the commercial FHA origination platform, restructured our FHLB advances to reduce interest expense, and continued building a robust digital platform that will enhance efficiencies and improve our loan production and deposit gathering capabilities. As we begin 2021, we believe we are in a much stronger position to realize more operating leverage, continue to grow our balance sheet, and deliver higher earnings and improved returns for our shareholders in the future,” said Mr. Ludwig.

Factors Affecting Comparability

Effective January 1, 2020, the Company adopted the new current expected credit loss (“CECL”) accounting standard, which replaced the incurred loss methodology with an estimated life of loan credit loss methodology.

Adjusted Earnings and Prepayments of FHLB Advances

Financial results for the fourth quarter of 2020 were impacted by $4.9 million of charges related to the prepayment of FHLB advances, a $0.6 million loss on residential MSRs held-for sale, and $0.2 million in integration and acquisition expenses. Excluding these amounts and certain income, adjusted earnings were $12.5 million, or $0.54 diluted earnings per share, for the fourth quarter of 2020.

During the fourth quarter of 2020, the Company prepaid $114.2 million of longer-term FHLB advances with a weighted average interest rate of 2.10%. The prepayment of the FHLB advances is expected to reduce the Company’s interest expense by $2.3 million in 2021 and positively impact its net interest margin by 2-3 basis points.

Financial results for the third quarter of 2020 were impacted by $13.9 million in charges primarily related to the branch and facilities optimization plan (integration and acquisition expenses), $1.7 million in gains on sales of investment securities, and a $0.2 million loss on residential MSRs held-for-sale. Excluding these amounts and certain income, adjusted earnings were $12.0 million, or $0.52 diluted earnings per share, for the third quarter of 2020.

Financial results for the fourth quarter of 2019 included $3.3 million in integration and acquisition expenses, a $1.8 million loss on the repurchase of subordinated debt, and a $0.6 million gain on the sale of investment securities. Excluding these amounts and certain other income and expenses, adjusted earnings were $16.1 million, or $0.64 diluted earnings per share, for the fourth quarter of 2019.

A reconciliation of adjusted earnings to net income according to accounting principles generally accepted in the United States (“GAAP”) is provided in the financial tables at the end of this press release.

Net Interest Margin

Net interest margin for the fourth quarter of 2020 was 3.47%, compared to 3.33% for the third quarter of 2020. The Company’s net interest margin benefits from accretion income on purchased loan portfolios, which contributed 10 and 14 basis points to net interest margin in the fourth quarter of 2020 and third quarter of 2020, respectively. Excluding the impact of accretion income, net interest margin increased 18 basis points from the third quarter of 2020, primarily due to the accelerated recognition of Paycheck Protection Program (“PPP”) loan income upon forgiveness, a shift in cash balances to higher yielding earnings assets, a reduction in the average cost of deposits, and a decrease in the average rate of FHLB borrowings following the prepayment of longer-term advances.

Relative to the fourth quarter of 2019, net interest margin decreased from 3.56%. Accretion income on purchased loan portfolios contributed 23 basis points to net interest margin in the fourth quarter of 2019. Excluding the impact of accretion income, net interest margin increased 4 basis points compared to the fourth quarter of 2019, primarily due to the accelerated recognition of PPP loan income upon forgiveness and a reduction in the average cost of deposits.

Net Interest Income

Net interest income for the fourth quarter of 2020 was $53.5 million, an increase of 7.1% from $50.0 million for the third quarter of 2020. Excluding accretion income, net interest income increased $4.1 million from the prior quarter.   Accretion income associated with purchased loan portfolios totaled $1.6 million for the fourth quarter of 2020, compared with $2.1 million for the third quarter of 2020. PPP loan income totaled $3.7 million in the fourth quarter of 2020, compared to $1.9 million in the third quarter of 2020.

Relative to the fourth quarter of 2019, net interest income increased $4.8 million, or 9.9%. Accretion income for the fourth quarter of 2019 was $3.6 million. Excluding the impact of accretion income, net interest income increased primarily due to organic loan growth and a significant decline in the cost of funds.

Noninterest Income

Noninterest income for the fourth quarter of 2020 was $14.3 million, a decrease of 24.2% from $18.9 million for the third quarter of 2020.   Impairment on commercial MSRs impacted noninterest income by $2.3 million and $1.4 million in the fourth quarter of 2020 and third quarter of 2020, respectively. Noninterest income for the third quarter of 2020 also included a $1.7 million gain on sale of investment securities, with no similar income being recorded in the fourth quarter of 2020. Excluding the impairment and the gain on sale of investment securities, noninterest income decreased 10.4% due to lower levels of residential mortgage banking revenue and other income, as well as lower commercial FHA revenue following the sale of the FHA origination platform during the third quarter of 2020.

Relative to the fourth quarter of 2019, noninterest income decreased 24.6% from $19.0 million. The decrease was primarily attributable to lower commercial FHA revenue following the sale of the FHA origination platform during the third quarter of 2020 and lower other income, partially offset by higher residential mortgage banking revenue.

Wealth management revenue for the fourth quarter of 2020 was $5.9 million, an increase of 5.6% from the third quarter of 2020.   Compared to the fourth quarter of 2019, wealth management revenue increased 9.1%.

Noninterest Expense

Noninterest expense for the fourth quarter of 2020 was $47.0 million, which included $4.9 million of charges related to the prepayment of FHLB advances, a $0.6 million loss on residential MSRs held-for sale, and $0.2 million in integration and acquisition expenses, compared with $53.9 million in the third quarter of 2020, which included $13.9 million in charges primarily related to the branch and facilities optimization plan (integration and acquisition expenses), and a $0.2 million loss on residential MSRs held-for-sale. Excluding the FHLB prepayment charges, losses on MSRs held-for sale, and integration and acquisition expenses, noninterest expense increased primarily due to an accrual for a one-time rollover of vacation time in light of the COVID-19 pandemic, higher incentive compensation, and an increase in charitable contributions.

Relative to the fourth quarter of 2019, noninterest expense increased 1.6% from $46.3 million, which included $3.3 million in integration and acquisition expenses, a $1.8 million loss on the repurchase of subordinated debt, and a $0.1 million loss on MSR held for sale. Excluding the FHLB prepayment charges, losses on MSRs held-for sale, integration and acquisition expenses, and the loss on the repurchase of subordinated debt, noninterest expense was essentially unchanged from the fourth quarter of 2019.

Loan Portfolio

Total loans outstanding were $5.10 billion at December 31, 2020, compared with $4.94 billion at September 30, 2020 and $4.40 billion at December 31, 2019. The increase in total loans from September 30, 2020 was primarily attributable to an increase in equipment finance loans and leases, commercial FHA warehouse lines of credit, and commercial real estate loans.

Equipment finance balances increased $46.0 million from September 30, 2020 to $861.5 million, which are booked within the commercial loans and leases portfolio, reflecting management’s efforts to grow the equipment finance business.

The increase in total loans from December 31, 2019 was primarily attributable to the growth in equipment finance balances, consumer loans, and PPP loans.

Deposits

Total deposits were $5.10 billion at December 31, 2020, compared with $5.03 billion at September 30, 2020, and $4.54 billion at December 31, 2019. The increase in total deposits from the end of the prior quarter was primarily attributable to an increase in retail and commercial FHA servicing deposits, offset by declines in commercial customer and money market accounts.

Asset Quality

Nonperforming loans totaled $54.1 million, or 1.06% of total loans, at December 31, 2020, compared with $67.4 million, or 1.36% of total loans, at September 30, 2020. The decrease in nonperforming loans was primarily attributable to the resolution of long-term problem loans, loans transferred to other real estate owned, and a reduction in the inflow of new loans to nonperforming status. At December 31, 2019, nonperforming loans totaled $42.1 million, or 0.96% of total loans.

Net charge-offs for the fourth quarter of 2020 were $2.3 million, or 0.19% of average loans on an annualized basis.

The Company recorded a provision for credit losses on loans of $10.0 million for the fourth quarter of 2020, which was primarily driven by loan growth and additional reserves allocated to the equipment finance and commercial real estate portfolios.

The Company’s allowance for credit losses on loans was 1.18% of total loans and 111.8% of nonperforming loans at December 31, 2020, compared with 1.07% of total loans and 78.3% of nonperforming loans at September 30, 2020.   Approximately 95.5% of the allowance for credit losses on loans at December 31, 2020 was allocated to general reserves.

Capital

At December 31, 2020, Midland States Bank and the Company exceeded all regulatory capital requirements under Basel III, and Midland States Bank met the qualifications to be a ‘‘well-capitalized’’ financial institution, as summarized in the following table:

	Bank Level Ratios as of December 31, 2020	Consolidated Ratios as of December 31, 2020	Minimum Regulatory Requirements (2)
Total capital to risk-weighted assets	11.77%	13.24%	10.50%
Tier 1 capital to risk-weighted assets	10.78%	9.20%	8.50%
Tier 1 leverage ratio	8.78%	7.50%	4.00%
Common equity Tier 1 capital	10.78%	7.99%	7.00%
Tangible common equity to tangible assets (1)	NA	6.46%	NA

      (1)   A non-GAAP financial measure. Refer to page 15 for a reconciliation to the comparable GAAP financial measure.
      (2)   Includes the capital conservation buffer of 2.5%.

Stock Repurchase Program

During the fourth quarter of 2020, the Company repurchased 430,185 shares of its common stock at a weighted average price of $16.01 under its stock repurchase program, which authorized the repurchase of up to $50 million of its common stock. As of December 31, 2020, the Company had $6.4 million remaining under the current stock repurchase authorization.

Conference Call, Webcast and Slide Presentation

The Company will host a conference call and webcast at 7:30 a.m. Central Time on Friday, January 29, 2021, to discuss its financial results. The call can be accessed via telephone at (877) 516-3531; conference ID: 3179613. A recorded replay can be accessed through February 5, 2021, by dialing (855) 859-2056; conference ID: 3179613.

A slide presentation relating to the fourth quarter 2020 results will be accessible prior to the scheduled conference call. This earnings release should be read together with the slide presentation, which contains important information related to the impact of COVID-19. The slide presentation and webcast of the conference call can be accessed on the Webcasts and Presentations page of the Company’s investor relations website at investors.midlandsb.com under the “News and Events” tab.

About Midland States Bancorp, Inc.

Midland States Bancorp, Inc. is a community-based financial holding company headquartered in Effingham, Illinois, and is the sole shareholder of Midland States Bank. As of December 31, 2020, the Company had total assets of approximately $6.87 billion, and its Wealth Management Group had assets under administration of approximately $3.48 billion. Midland provides a full range of commercial and consumer banking products and services, business equipment financing, merchant credit card services, trust and investment management, insurance and financial planning services. For additional information, visit https://www.midlandsb.com/ or https://www.linkedin.com/company/midland-states-bank.

Non-GAAP Financial Measures

Some of the financial measures included in this press release are not measures of financial performance recognized in accordance with GAAP. These non-GAAP financial measures include “Adjusted Earnings,” “Adjusted Diluted Earnings Per Common Share,” “Adjusted Pre-Tax, Pre-Provision Earnings,” “Adjusted Return on Average Assets,” “Adjusted Return on Average Shareholders’ Equity,” “Adjusted Return on Average Tangible Common Equity,” “Adjusted Pre-Tax, Pre-Provision Return on Average Assets,” “Efficiency Ratio,” “Tangible Common Equity to Tangible Assets,” “Tangible Book Value Per Share” and “Return on Average Tangible Common Equity.” The Company believes these non-GAAP financial measures provide both management and investors a more complete understanding of the Company’s funding profile and profitability. These non-GAAP financial measures are supplemental and are not a substitute for any analysis based on GAAP financial measures. Not all companies use the same calculation of these measures; therefore, this presentation may not be comparable to other similarly titled measures as presented by other companies.

Forward-Looking Statements

Readers should note that in addition to the historical information contained herein, this press release includes "forward-looking statements" within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including but not limited to statements about the Company’s plans, objectives, future performance, goals and future earnings levels. These statements are subject to many risks and uncertainties, including changes in interest rates and other general economic, business and political conditions, including the effects of the COVID-19 pandemic and its potential effects on the economic environment, our customers and our operations, as well as any changes to federal, state and local government laws, regulations and orders in connection with the pandemic; changes in the financial markets; changes in business plans as circumstances warrant; risks relating to acquisitions; and other risks detailed from time to time in filings made by the Company with the Securities and Exchange Commission. Readers should note that the forward-looking statements included in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "will," "propose," "may," "plan," "seek," "expect," "intend," "estimate," "anticipate," "believe," "continue," or similar terminology. Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

CONTACTS:
Jeffrey G. Ludwig, President and CEO, at jludwig@midlandsb.com or (217) 342-7321
Eric T. Lemke, Chief Financial Officer, at elemke@midlandsb.com or (217) 342-7321
Douglas J. Tucker, SVP and Corporate Counsel, at dtucker@midlandsb.com or (217) 342-7321

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited)

	For the Quarter Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands, except per share data)	2020	2020	2020	2020	2019
Earnings Summary
Net interest income	$53,516	$49,980	$48,989	$46,651	$48,687
Provision for credit losses	10,058	11,728	10,997	11,578	5,305
Noninterest income	14,336	18,919	19,396	8,598	19,014
Noninterest expense	47,048	53,901	41,395	41,666	46,325
Income before income taxes	10,746	3,270	15,993	2,005	16,071
Income taxes	2,413	3,184	3,424	456	3,279
Net income	$8,333	$86	$12,569	$1,549	$12,792

Diluted earnings per common share	$0.36	$-	$0.53	$0.06	$0.51
Weighted average shares outstanding - diluted	22,656,343	22,937,837	23,339,964	24,538,002	24,761,960
Return on average assets	0.49%	0.01%	0.77%	0.10%	0.83%
Return on average shareholders' equity	5.32%	0.05%	8.00%	0.96%	7.71%
Return on average tangible common equity (1)	7.68%	0.08%	11.84%	1.39%	11.24%
Net interest margin	3.47%	3.33%	3.32%	3.48%	3.56%
Efficiency ratio (1)	58.55%	57.74%	59.42%	62.21%	59.46%

Adjusted Earnings Performance Summary (1)
Adjusted earnings	$12,471	$12,023	$12,884	$2,806	$16,110
Adjusted diluted earnings per common share	$0.54	$0.52	$0.55	$0.11	$0.64
Adjusted return on average assets	0.73%	0.72%	0.78%	0.19%	1.04%
Adjusted return on average shareholders' equity	7.97%	7.56%	8.20%	1.73%	9.71%
Adjusted return on average tangible common equity	11.50%	11.04%	12.14%	2.53%	14.15%
Adjusted pre-tax, pre-provision earnings	$28,855	$28,751	$27,531	$23,785	$27,566
Adjusted pre-tax, pre-provision return on average assets	1.69%	1.72%	1.68%	1.58%	1.79%

(1) Non-GAAP financial measures. Refer to pages 13 - 15 for a reconciliation to the comparable GAAP financial measures.

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	For the Quarter Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(in thousands, except per share data)	2020	2020	2020	2020	2019
Net interest income:
Interest income	$62,712	$60,314	$60,548	$61,314	$64,444
Interest expense	9,196	10,334	11,559	14,663	15,757
Net interest income	53,516	49,980	48,989	46,651	48,687
Provision for credit losses:
Provision for credit losses on loans	10,000	10,970	11,610	10,569	5,305
Provision for credit losses on unfunded commitments	-	577	(665)	934	-
Provision for other credit losses	58	181	52	75	-
Total provision for credit losses	10,058	11,728	10,997	11,578	5,305
Net interest income after provision for credit losses	43,458	38,252	37,992	35,073	43,382
Noninterest income:
Wealth management revenue	5,868	5,559	5,698	5,677	5,377
Commercial FHA revenue	400	926	3,414	1,267	3,702
Residential mortgage banking revenue	2,285	3,049	2,723	1,755	763
Service charges on deposit accounts	2,149	2,092	1,706	2,656	2,860
Interchange revenue	3,137	3,283	3,013	2,833	3,053
Gain on sales of investment securities, net	-	1,721	-	-	635
Impairment on commercial mortgage servicing rights	(2,344)	(1,418)	(107)	(8,468)	(1,613)
Bank owned life insurance	893	897	892	900	913
Other income	1,948	2,810	2,057	1,978	3,324
Total noninterest income	14,336	18,919	19,396	8,598	19,014
Noninterest expense:
Salaries and employee benefits	22,636	21,118	20,740	21,063	23,650
Occupancy and equipment	3,531	4,866	4,286	4,869	4,654
Data processing	5,987	5,721	5,458	5,477	6,217
Professional	1,912	1,861	1,606	1,855	1,952
Amortization of intangible assets	1,556	1,557	1,629	1,762	1,804
Loss on mortgage servicing rights held for sale	617	188	391	496	95
Impairment related to facilities optimization	(10)	12,651	60	146	-
FHLB advances prepayment fees	4,872	-	-	-	-
Other expense	5,947	5,939	7,225	5,998	7,953
Total noninterest expense	47,048	53,901	41,395	41,666	46,325
Income before income taxes	10,746	3,270	15,993	2,005	16,071
Income taxes	2,413	3,184	3,424	456	3,279
Net income	$8,333	$86	$12,569	$1,549	$12,792

Basic earnings per common share	$0.36	$0.00	$0.53	$0.06	$0.52
Diluted earnings per common share	$0.36	$0.00	$0.53	$0.06	$0.51

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	As of
	December 31,	September 30,	June 30,	March 31,	December 31,
(in thousands)	2020	2020	2020	2020	2019
Assets
Cash and cash equivalents	$341,640	$461,196	$519,868	$449,396	$394,505
Investment securities	686,135	618,974	639,693	661,894	655,054
Loans	5,103,331	4,941,466	4,839,423	4,376,204	4,401,410
Allowance for credit losses on loans	(60,443)	(52,771)	(47,093)	(38,545)	(28,028)
Total loans, net	5,042,888	4,888,695	4,792,330	4,337,659	4,373,382
Loans held for sale, at fair value	138,090	62,500	32,403	113,852	16,431
Premises and equipment, net	74,124	74,967	89,046	90,118	91,055
Other real estate owned	20,247	15,961	12,728	7,892	6,745
Loan servicing rights, at lower of cost or fair value	39,276	42,465	44,239	44,566	53,824
Goodwill	161,904	161,904	172,796	172,796	171,758
Other intangible assets, net	28,382	29,938	31,495	33,124	34,886
Cash surrender value of life insurance policies	146,004	145,112	144,215	143,323	142,423
Other assets	189,850	198,333	165,685	153,610	146,954
Total assets	$6,868,540	$6,700,045	$6,644,498	$6,208,230	$6,087,017

Liabilities and Shareholders' Equity
Noninterest-bearing deposits	$1,469,579	$1,355,188	$1,273,267	$1,052,726	$1,019,472
Interest-bearing deposits	3,631,437	3,673,548	3,669,840	3,597,914	3,524,782
Total deposits	5,101,016	5,028,736	4,943,107	4,650,640	4,544,254
Short-term borrowings	68,957	58,625	77,136	43,578	82,029
FHLB advances and other borrowings	779,171	693,640	693,865	593,089	493,311
Subordinated debt	169,795	169,702	169,610	169,505	176,653
Trust preferred debentures	48,814	48,682	48,551	48,420	48,288
Other liabilities	79,396	78,780	78,640	71,838	80,571
Total liabilities	6,247,149	6,078,165	6,010,909	5,577,070	5,425,106
Total shareholders’ equity	621,391	621,880	633,589	631,160	661,911
Total liabilities and shareholders’ equity	$6,868,540	$6,700,045	$6,644,498	$6,208,230	$6,087,017

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	As of
	December 31,	September 30,	June 30,	March 31,	December 31,
(in thousands)	2020	2020	2020	2020	2019
Loan Portfolio
Commercial loans and leases	$2,095,639	$1,938,691	$1,856,435	$1,439,145	$1,387,766
Commercial real estate	1,525,973	1,496,758	1,495,183	1,507,280	1,526,504
Construction and land development	172,737	177,894	207,593	208,361	208,733
Residential real estate	442,880	470,829	509,453	548,014	568,291
Consumer	866,102	857,294	770,759	673,404	710,116
Total loans	$5,103,331	$4,941,466	$4,839,423	$4,376,204	$4,401,410

Deposit Portfolio
Noninterest-bearing demand	$1,469,579	$1,355,188	$1,273,267	$1,052,726	$1,019,472
Interest-bearing:
Checking	1,568,888	1,581,216	1,484,728	1,425,022	1,342,788
Money market	785,871	826,454	877,675	849,642	787,662
Savings	597,966	580,748	594,685	534,457	522,456
Time	655,620	661,872	689,841	765,870	822,160
Brokered time	23,092	23,258	22,911	22,923	49,716
Total deposits	$5,101,016	$5,028,736	$4,943,107	$4,650,640	$4,544,254

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	For the Quarter Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands)	2020	2020	2020	2020	2019
Average Balance Sheets
Cash and cash equivalents	$415,686	$491,728	$489,941	$337,851	$406,526
Investment securities	672,937	628,705	650,356	662,450	631,294
Loans	4,998,912	4,803,940	4,696,288	4,384,206	4,359,144
Loans held for sale	45,196	44,880	99,169	19,844	36,974
Nonmarketable equity securities	51,906	50,765	50,661	45,124	43,745
Total interest-earning assets	6,184,637	6,020,018	5,986,415	5,449,475	5,477,683
Non-earning assets	602,716	625,522	619,411	624,594	649,169
Total assets	$6,787,353	$6,645,540	$6,605,826	$6,074,069	$6,126,852

Interest-bearing deposits	$3,680,645	$3,656,833	$3,651,406	$3,549,515	$3,490,165
Short-term borrowings	62,432	64,010	59,103	55,616	104,598
FHLB advances and other borrowings	682,981	693,721	692,470	532,733	531,419
Subordinated debt	169,751	169,657	169,560	170,026	182,149
Trust preferred debentures	48,751	48,618	48,487	48,357	48,229
Total interest-bearing liabilities	4,644,560	4,632,839	4,621,026	4,356,247	4,356,560
Noninterest-bearing deposits	1,446,359	1,303,963	1,280,983	986,178	1,028,670
Other noninterest-bearing liabilities	73,840	75,859	71,853	78,943	83,125
Shareholders' equity	622,594	632,879	631,964	652,701	658,497
Total liabilities and shareholders' equity	$6,787,353	$6,645,540	$6,605,826	$6,074,069	$6,126,852

Yields
Earning Assets
Cash and cash equivalents	0.12%	0.10%	0.14%	1.26%	1.62%
Investment securities	2.65%	2.86%	3.05%	3.23%	3.10%
Loans	4.58%	4.57%	4.64%	5.01%	5.22%
Loans held for sale	3.14%	2.92%	4.07%	3.87%	4.12%
Nonmarketable equity securities	5.22%	5.26%	5.40%	5.39%	5.31%
Total interest-earning assets	4.06%	4.01%	4.10%	4.56%	4.70%

Interest-Bearing Liabilities
Interest-bearing deposits	0.36%	0.46%	0.61%	0.95%	1.03%
Short-term borrowings	0.14%	0.17%	0.19%	0.73%	0.67%
FHLB advances and other borrowings	1.71%	1.85%	1.69%	2.24%	2.26%
Subordinated debt	5.60%	5.58%	5.85%	5.90%	5.94%
Trust preferred debentures	4.03%	4.16%	4.86%	6.02%	6.41%
Total interest-bearing liabilities	0.79%	0.89%	1.01%	1.35%	1.43%

Cost of Deposits	0.26%	0.34%	0.45%	0.74%	0.80%

Net Interest Margin	3.47%	3.33%	3.32%	3.48%	3.56%

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	As of and for the Quarter Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands, except per share data)	2020	2020	2020	2020	2019
Asset Quality
Loans 30-89 days past due	$31,460	$28,188	$36,551	$40,392	$29,876
Nonperforming loans	54,070	67,443	60,513	58,166	42,082
Nonperforming assets	75,432	84,795	74,707	67,158	50,027
Net charge-offs	2,328	5,292	3,062	12,835	2,194
Loans 30-89 days past due to total loans	0.62%	0.57%	0.76%	0.92%	0.68%
Nonperforming loans to total loans	1.06%	1.36%	1.25%	1.33%	0.96%
Nonperforming assets to total assets	1.10%	1.27%	1.12%	1.08%	0.82%
Allowance for credit losses to total loans	1.18%	1.07%	0.97%	0.88%	0.64%
Allowance for credit losses to nonperforming loans	111.79%	78.25%	77.82%	66.27%	66.60%
Net charge-offs to average loans	0.19%	0.44%	0.26%	1.18%	0.20%

Wealth Management
Trust assets under administration	$3,480,759	$3,260,893	$3,253,784	$2,967,536	$3,409,959

Market Data
Book value per share at period end	$27.83	$27.51	$27.62	$26.99	$27.10
Tangible book value per share at period end (1)	$19.31	$19.03	$18.72	$18.19	$18.64
Market price at period end	$17.87	$12.85	$14.95	$17.49	$28.96
Shares outstanding at period end	22,325,471	22,602,844	22,937,296	23,381,496	24,420,345

Capital
Total capital to risk-weighted assets	13.24%	13.34%	13.67%	13.73%	14.72%
Tier 1 capital to risk-weighted assets	9.20%	9.40%	9.71%	9.76%	10.52%
Tier 1 leverage ratio	7.50%	7.72%	7.75%	8.39%	8.74%
Tier 1 common capital to risk-weighted assets	7.99%	8.18%	8.44%	8.47%	9.20%
Tangible common equity to tangible assets (1)	6.46%	6.61%	6.67%	7.08%	7.74%

(1) Non-GAAP financial measures. Refer to pages 13 - 15 for a reconciliation to the comparable GAAP financial measures.

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited)

Adjusted Earnings Reconciliation

	For the Quarter Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands, except per share data)	2020	2020	2020	2020	2019
Income before income taxes - GAAP	$10,746	$3,270	$15,993	$2,005	$16,071
Adjustments to noninterest income:
Gain on sales of investment securities, net	-	1,721	-	-	635
Other	3	(17)	11	(13)	(6)
Total adjustments to noninterest income	3	1,704	11	(13)	629
Adjustments to noninterest expense:
Loss on mortgage servicing rights held for sale	617	188	391	496	95
Loss on repurchase of subordinated debt	-	-	-	193	1,778
Impairment related to facilities optimization	(10)	12,651	60	146	-
FHLB advances prepayment fees	4,872	-	-	-	-
Integration and acquisition expenses	231	1,200	(6)	886	3,333
Total adjustments to noninterest expense	5,710	14,039	445	1,721	5,206
Adjusted earnings pre tax	16,453	15,605	16,427	3,739	20,648
Adjusted earnings tax	3,982	3,582	3,543	933	4,538
Adjusted earnings - non-GAAP	$12,471	$12,023	$12,884	$2,806	$16,110
Adjusted diluted earnings per common share	$0.54	$0.52	$0.55	$0.11	$0.64
Adjusted return on average assets	0.73%	0.72%	0.78%	0.19%	1.04%
Adjusted return on average shareholders' equity	7.97%	7.56%	8.20%	1.73%	9.71%
Adjusted return on average tangible common equity	11.50%	11.04%	12.14%	2.53%	14.15%

Adjusted Pre-Tax, Pre-Provision Earnings Reconciliation

	For the Quarter Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands)	2020	2020	2020	2020	2019
Adjusted earnings pre tax - non- GAAP	$16,453	$15,605	$16,427	$3,739	$20,648
Provision for credit losses	10,058	11,728	10,997	11,578	5,305
Impairment on commercial mortgage servicing rights	2,344	1,418	107	8,468	1,613
Adjusted pre-tax, pre-provision earnings - non-GAAP	$28,855	$28,751	$27,531	$23,785	$27,566
Adjusted pre-tax, pre-provision return on average assets	1.69%	1.72%	1.68%	1.58%	1.79%

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited) (continued)

Efficiency Ratio Reconciliation
	For the Quarter Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands)	2020	2020	2020	2020	2019
Noninterest expense - GAAP	$47,048	$53,901	$41,395	$41,666	$46,325
Loss on mortgage servicing rights held for sale	(617)	(188)	(391)	(496)	(95)
Loss on repurchase of subordinated debt	-	-	-	(193)	(1,778)
Impairment related to facilities optimization	10	(12,651)	(60)	(146)	-
FHLB advances prepayment fees	(4,872)	-	-	-	-
Integration and acquisition expenses	(231)	(1,199)	6	(885)	(3,332)
Adjusted noninterest expense	$41,338	$39,863	$40,950	$39,946	$41,120

Net interest income - GAAP	$53,516	$49,980	$48,989	$46,651	$48,687
Effect of tax-exempt income	413	430	438	485	474
Adjusted net interest income	53,929	50,410	49,427	47,136	49,161

Noninterest income - GAAP	14,336	18,919	19,396	8,598	19,014
Impairment on commercial mortgage servicing rights	2,344	1,418	107	8,468	1,613
Gain on sales of investment securities, net	-	(1,721)	-	-	(635)
Other	(3)	17	(11)	13	6
Adjusted noninterest income	16,677	18,633	19,492	17,079	19,998

Adjusted total revenue	$70,606	$69,043	$68,919	$64,215	$69,159

Efficiency ratio	58.55%	57.74%	59.42%	62.21%	59.46%

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited) (continued)

Tangible Common Equity to Tangible Assets Ratio and Tangible Book Value Per Share

	As of
	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands, except per share data)	2020	2020	2020	2020	2019
Shareholders' Equity to Tangible Common Equity
Total shareholders' equity—GAAP	$621,391	$621,880	$633,589	$631,160	$661,911
Adjustments:
Goodwill	(161,904)	(161,904)	(172,796)	(172,796)	(171,758)
Other intangibles, net	(28,382)	(29,938)	(31,495)	(33,124)	(34,886)
Tangible common equity	$431,105	$430,038	$429,298	$425,240	$455,267

Total Assets to Tangible Assets:
Total assets—GAAP	$6,868,540	$6,700,045	$6,644,498	$6,208,230	$6,087,017
Adjustments:
Goodwill	(161,904)	(161,904)	(172,796)	(172,796)	(171,758)
Other intangibles, net	(28,382)	(29,938)	(31,495)	(33,124)	(34,886)
Tangible assets	$6,678,254	$6,508,203	$6,440,207	$6,002,310	$5,880,373

Common Shares Outstanding	22,325,471	22,602,844	22,937,296	23,381,496	24,420,345

Tangible Common Equity to Tangible Assets	6.46%	6.61%	6.67%	7.08%	7.74%
Tangible Book Value Per Share	$19.31	$19.03	$18.72	$18.19	$18.64

Return on Average Tangible Common Equity (ROATCE)

	For the Quarter Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands)	2020	2020	2020	2020	2019
Net income available to common shareholders	$8,333	$86	$12,569	$1,549	$12,792

Average total shareholders' equity—GAAP	$622,594	$632,879	$631,964	$652,701	$658,497
Adjustments:
Goodwill	(161,904)	(168,771)	(172,796)	(171,890)	(171,082)
Other intangibles, net	(29,123)	(30,690)	(32,275)	(33,951)	(35,745)
Average tangible common equity	$431,567	$433,418	$426,893	$446,860	$451,670
ROATCE	7.68%	0.08%	11.84%	1.39%	11.24%